Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu
Chairman, President and Chief Executive Officer

CONTACT:	Jonathan H. Downing
Executive Vice President
Director of Corporate Development and Investor Relations
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(917) 620-0590
For Immediate Release
UCBH HOLDINGS, INC. REPORTS RECORD THIRD QUARTER RESULTS
• Net Income Increase of 20.5%
• Net Interest Income Growth of 26.9%
• Net Interest Margin Expansion of 9 Basis Points
• Annualized Organic Core Deposit Growth of 6.97%
• Annualized Organic Loan Growth of 18.4%
• Solid Credit Quality with Nonperforming Asset Ratio of 0.33%
• Strong Loan Pipeline of $2.15 Billion
     SAN FRANCISCO, October 25, 2007 – UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™), today reported record net income of $30.8 million for the third quarter ended September 30, 2007. This represented an increase of 20.5%, compared with net income of $25.6 million for the quarter ended September 30, 2006. The diluted earnings per common share were $0.29 for the third quarter of 2007, compared with $0.26 for the corresponding period of 2006.
     Chairman, President and Chief Executive Officer, Thomas S. Wu said, “We are very pleased with our record third quarter financial results. Our strong growth in net income reflects the successful execution of our business strategy in creating a transpacific trade finance platform, which will be further enhanced by the recent corporate development activities. This strategy has been the key driver of our strong growth in commercial loans and noninterest income, and has produced significant operating leverage from our earlier investments in infrastructure to support our growth.
     “We are also pleased with the third quarter announcement of our strategic alliance with China Minsheng Banking Corp., Ltd. This historical transaction validates our Greater China strategy, enhances our position to expand our business and gain market share in the U.S. and in China, and provides significant access to capital to fund potential future growth. Further, it provides the equity portion of the funding for the acquisition of Business Development Bank. The regulatory approval process associated with our pending acquisition of Business Development Bank remains on track, and we expect to close the transaction in the fourth quarter of 2007,” concluded Mr. Wu.

     Third Quarter Operating Results
     Net interest income before provision for loan losses for the quarter ended September 30, 2007, increased by $17.8 million, or 26.9%, to $83.9 million, compared with $66.1 million for the same period of 2006. This increase was due to organic balance sheet growth and the acquisitions of The Summit National Bank (“Summit”) in December 2006 and The Chinese American Bank (“CAB”) in May 2007.
     The net interest margin was 3.44% for the quarter ended September 30, 2007, a 9 basis point increase from the 3.35% net interest margin for the second quarter of 2007. This compares with a net interest margin of 3.43% for the third quarter of 2006. The increase in the net interest margin in the third quarter of 2007, when compared with the third quarter of 2006 reflects the effect of a 38 basis point increase in loan yields, which was partially offset by a 31 basis point increase in the funding cost.
     The average cost of deposits during the third quarter of 2007 was 3.80%, compared with 3.59% for the third quarter ended September 30, 2006. The 21 basis point increase in the average cost of deposits reflects the changes in market interest rates. The cost of deposits at September 30, 2007, decreased to 3.65%, reflecting management’s continued diligence in deposit pricing.
     The provision for loan losses was $3.0 million for the third quarter of 2007, compared with $936,000 for the corresponding quarter of 2006. The larger loan loss provision in the third quarter of 2007 reflects the changes in the loan mix and the loan growth during the third quarter of the year.
     Noninterest income of $10.8 million for the quarter ended September 30, 2007, was relatively consistent with the noninterest income for the corresponding quarter of 2006. Commercial banking fees increased by 40.9% to $5.2 million in the third quarter of 2007, compared with $3.7 million in the third quarter of 2006, reflecting the growth in the commercial business of the Bank. Service charges on deposit accounts and loan servicing income also reflect strong growth in the third quarter of 2007 over the corresponding quarter of 2006. The growth in these components of noninterest income reflects the ongoing expansion of the Company’s commercial banking platform. The increases in the commercial banking fees, deposit account fees and loan servicing income were offset by a decrease of $3.5 million, or 59.7%, in gain on sale of loans. This decrease reflects the planned reduction in the volume of loan sales in 2007, when compared with 2006.
     Noninterest expense for the third quarter of 2007 increased by 16.5%, to $43.6 million, from $37.4 million in the corresponding quarter of 2006. This increase was primarily the result of increased personnel costs and occupancy expenses related to the acquisitions of Summit in December 2006 and CAB in May 2007, as well as the additional staffing required for the growth of the Bank’s commercial banking business, and the expansion of the Bank’s infrastructure to support a larger and growing organization.
     The effective tax rate was 36.0% for the third quarter ended September 30, 2007, compared with 34.0% for the corresponding period of 2006. The reduced tax rate in 2006 reflects the utilization of Enterprise Zone tax credits.
     Net income increased by 20.5% to $30.8 million for the quarter ended September 30, 2007, compared with $25.6 million for the corresponding quarter of the prior year. The annualized return on average assets (“ROA”) for the quarter ended September 30, 2007, was 1.15%, and the annualized return on average equity (“ROE”) for the quarter ended September 30, 2007, was 13.37%. The ROA and ROE for the third quarter of 2006 were 1.24% and 15.51%, respectively. The efficiency ratio was 45.99% for the third quarter of 2007, compared with 48.54% for the corresponding period of 2006.
     Balance Sheet Highlights
     Total loans increased by $1.10 billion, or 21.8% annualized, to $7.89 billion at September 30, 2007, from $6.78 billion at December 31, 2006, following the sales of $300.8 million of commercial and multifamily real estate loans. Organic loan growth was $937.5 million, or 18.4%, during the first three quarters of 2007.

     Commercial business loans increased by $228.4 million, or 20.8% annualized, to $1.69 billion at September 30, 2007, from $1.46 billion at December 31, 2006. Construction loans increased by $432.3 million, or 54.7% annualized, to $1.49 billion at September 30, 2007, from $1.05 billion at December 31, 2006. Commercial real estate loans increased by $324.2 million, or 17.4% annualized, to $2.81 billion at September 30, 2007, from $2.48 billion at December 31, 2006.
     New loan commitments of $963.7 million for the third quarter of 2007 were comprised of $904.5 million of commercial loans and $59.3 million of consumer loans. Commercial business loan originations were $257.8 million in the third quarter of 2007, compared with $325.8 million in the third quarter of 2006. Construction loan commitments of $276.1 million in the third quarter of 2007 are consistent with the construction loan commitments in the third quarter of 2006. Commercial real estate loan originations increased by 33.4% to $289.9 million in the third quarter of 2007, from $217.3 million in the third quarter of 2006. With strong loan commitments in the third quarter, coupled with a loan pipeline of $2.15 billion as of September 30, 2007, we project loan growth will remain strong in the fourth quarter of 2007. The average loan yield improved to 7.93% for the quarter ended September 30, 2007, from 7.55% for the quarter ended September 30, 2006, as we continue to improve our loan mix to increase profitability.
     Total nonperforming assets as of September 30, 2007, were $36.9 million, or 0.33%, reflecting management’s continued focus on credit quality. This is compared with total nonperforming assets of $34.3 million, or 0.32%, at June 30, 2007. Net loan charge-offs for each of the quarters ended September 30, 2007 and 2006 were $2.3 million. Annualized net loan charge-offs for the third quarter of 2007 were 0.12%, compared with 0.16% for the corresponding quarter of 2006 and 0.07% for the second quarter of 2007.
     The ratio of allowance for loan losses to loans held in portfolio was 0.89% at September 30, 2007, compared with 0.93% at December 31, 2006, and 0.91% at June 30, 2007.
     The securities portfolio, including available for sale and held to maturity, was $1.77 billion at September 30, 2007, compared with $2.44 billion at December 31, 2006. The securities portfolio was 15.9% of total assets at September 30, 2007, compared with 23.6% of total assets at December 31, 2006. On October 19, 2007, the Company completed the securitization of $400.0 million of commercial real estate loans. This securitization will improve the risk-based capital of the Bank by approximately 35 basis points.
     Total deposits increased by $578.2 million, or 10.7% annualized, to $7.78 billion at September 30, 2007, from $7.20 billion at December 31, 2006. Organic deposit growth during this period was $266.6 million, or 4.9% annualized. Noninterest-bearing checking accounts increased by $75.2 million, or 13.1% annualized, in the first nine months of 2007, to $843.0 million. NOW, checking and money market accounts increased by $174.6 million, or 16.3% annualized, to $1.60 billion at September 30, 2007, from $1.43 billion at December 30, 2006. CDs increased by $282.3 million, or 9.3% annualized, to $4.35 billion at September 30, 2007, from $4.07 billion at December 31, 2006. The average cost of deposits for the quarter ended September 30, 2007, was 3.80%, an increase of 3 basis points from 3.77% for the quarter ended June 30, 2007. The cost of deposits at September 30, 2007, was 3.65%, reflecting management’s continued focus on disciplined deposit pricing.
     Stockholders’ equity increased by $155.6 million, or 26.4% annualized, to $941.7 million at September 30, 2007, from $786.1 million at December 31, 2006. The growth in equity resulted from the acquisition of CAB, which closed in May 2007 and the retention of earnings. The Tier I leverage capital ratio of the Bank was 8.59% at September 30, 2007, compared with 9.30% at December 31, 2006. The higher Tier I leverage ratio as of December 31, 2006, reflected the acquisition of Summit, which was completed on December 29, 2006. The total risk-based capital ratio of the Bank was 11.88% as of September 30, 2007, compared with 10.53% at December 31, 2006. The Bank’s capital ratios exceed regulatory requirements, and the Bank continues to be categorized as “well capitalized.” The Company’s capital ratios approximate those of the Bank, and the Company is also categorized as “well capitalized.”

     Third Quarter Earnings Teleconference and Webcast
     UCBH will hold a conference call and audio webcast on October 26, 2007, at 8:00 a.m. Pacific Time to discuss the financial results for the Company’s third quarter 2007. The webcast will be available through a link on the Investor Relations page of the Company’s web site at www.ucbh.com. If you are unable to listen to the webcast live, a replay will be available at www.ucbh.com.
     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. With $11.08 billion in assets as of September 30, 2007, the Bank has 51 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, eight branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, a branch in Hong Kong, and representative offices in Shanghai and Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, cash management, private client services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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(Tables Follow)

UCBH Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Par Value Amounts)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Noninterest bearing cash	$91,443	$112,343
Interest bearing cash	176,128	92,049
Federal funds sold	144,110	150,027

Cash and cash equivalents	411,681	354,419

Securities purchased under agreements to resell	200,000	175,000
Investment and mortgage-backed securities available for sale, at fair value	1,492,589	2,149,456
Investment and mortgage-backed securities held to maturity, at cost (fair value of $277,192 and $295,446 at September 30, 2007, and December 31, 2006, respectively)	274,547	290,673
Federal Home Loan Bank stock, Federal Reserve Bank stock and other equity investments	126,393	110,775
Loans held for sale, net of valuation allowance	189,388	142,861

Loans held in portfolio	7,698,531	6,635,660
Allowance for loan losses	(68,540)	(62,015)

Loans held in portfolio, net	7,629,991	6,573,645

Accrued interest receivable	60,370	50,803
Premises and equipment, net	145,097	115,610
Goodwill	286,729	226,780
Core deposit intangibles, net	23,804	28,325
Mortgage servicing rights, net	12,195	13,273
Other assets	228,347	114,794

Total assets	$11,081,131	$10,346,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing deposits	$842,958	$767,714
Interest bearing deposits	6,938,137	6,435,131

Total deposits	7,781,095	7,202,845

Securities sold under agreements to repurchase	500,000	401,600
Federal funds purchased	30,000	—
Short-term borrowings	147,335	654,636
Subordinated debentures	406,646	240,549
Accrued interest payable	27,984	21,018
Long-term borrowings	1,134,139	906,651
Other liabilities	112,254	133,044

Total liabilities	10,139,453	9,560,343

Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 180,000,000 shares authorized at September 30, 2007, and December 31, 2006; 103,920,862 and 99,448,181 shares issued and outstanding at September 30, 2007, and December 31, 2006, respectively	1,039	994
Additional paid-in capital	418,350	341,616
Retained earnings	541,458	464,616
Accumulated other comprehensive loss	(19,169)	(21,155)

Total stockholders’ equity	941,678	786,071

Total liabilities and stockholders’ equity	$11,081,131	$10,346,414

UCBH Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Dollars in Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006
Interest and dividend income:
Loans	$151,580	$114,752	$426,495	$331,926
Federal funds sold and deposits with banks	2,842	1,682	8,526	3,920
Securities purchased under agreements to resell	3,341	1,239	7,834	1,239
Investment and mortgage-backed securities:
Taxable	20,460	16,220	64,631	44,895
Nontaxable	3,611	2,686	10,212	8,062
FHLB Stock	917	1,313	2,714	2,308

Total interest and dividend income	182,751	137,892	520,412	392,350

Interest expense:
Deposits	72,195	56,702	206,702	150,797
Federal funds purchased	195	—	221	30
Securities sold under agreements to repurchase	3,631	1,908	10,312	2,829
Short-term borrowings	3,129	1,523	12,772	8,137
Subordinated debentures	6,138	3,095	15,942	8,845
Long-term borrowings	13,539	8,540	37,973	23,958

Total interest expense	98,827	71,768	283,922	194,596

Net interest income	83,924	66,124	236,490	197,754
Provision for loan losses	(3,010)	(936)	(6,156)	(2,492)

Net interest income after provision for loan losses	80,914	65,188	230,334	195,262

Noninterest income:
Commercial banking fees	5,188	3,682	15,140	11,193
Service charges on deposits	1,815	1,006	5,061	2,658
Gain (loss) on sale of securities, net	702	208	3,780	206
Gain on sale of SBA loans, net	855	704	2,265	2,306
Gain on sale of multifamily and commercial real estate loans, net	1,532	5,212	4,954	13,361
Lower of cost or market adjustment on loans held for sale	(139)	—	(114)	150
Equity loss in other equity investments	(900)	(253)	(2,164)	(761)
Acquisition termination fee	—	—	—	5,000
Other fees	1,769	409	4,270	1,061

Total noninterest income	10,822	10,968	33,192	35,174

Noninterest expense:
Personnel	24,405	19,900	71,943	66,372
Occupancy	5,510	4,400	15,535	11,815
Data processing	2,009	2,257	6,647	7,584
Furniture and equipment	2,139	1,862	6,530	5,297
Professional fees and contracted services	1,944	2,428	5,615	8,223
Deposit insurance	560	194	1,154	600
Communication	796	284	2,298	788
Core deposit intangible amortization	918	668	3,321	1,690
Loss (gain) on extinguishment of subordinated debentures and borrowings	—	—	—	(360)
Other general and administrative	5,297	5,426	17,249	15,289

Total noninterest expense	43,578	37,419	130,292	117,298

Income before income tax expense	48,158	38,737	133,234	113,138
Income tax expense	17,337	13,167	47,168	38,743

Net income	$30,821	$25,570	$86,066	$74,395

Earnings per share:
Basic	$0.30	$0.27	$0.85	$0.79
Diluted	$0.29	$0.26	$0.82	$0.76

Dividends declared per share	$0.030	$0.030	$0.090	$0.090

Average Shares Outstanding:
Basic	103,834,048	94,523,317	101,709,167	94,357,245
Diluted	106,772,570	97,978,652	104,820,006	97,974,429

UCBH Holdings, Inc. and Subsidiaries
Supplemental Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating Ratios and Other Data:
Return on average assets	1.15%	1.24%	1.11%	1.22%
Return on average equity	13.37	15.51	13.30	15.68
Efficiency ratio (1)	45.99	48.54	48.31	50.36
Noninterest expense to average assets	1.63	1.81	1.69	1.93
Average equity to average assets	8.60	7.96	8.38	7.80
Dividend payout ratio (2)	10.34	11.54	10.98	11.84
Net loan charge-offs to average loans held in portfolio	0.12	0.16	0.10	0.17

New Loan Commitments:
Commercial:
Secured by real estate – nonresidential	289,866	217,303	847,223	622,280
Secured by real estate – multifamily	80,655	30,204	304,176	164,440
Construction	276,102	301,446	955,765	787,304
Business	257,842	325,799	825,403	888,564

Total commercial loans	904,465	874,752	2,932,567	2,462,588

Consumer:
Residential mortgage (one-to-four family)	47,431	26,303	126,575	73,914
Other	11,840	7,832	29,872	24,377

Total consumer loans	59,271	34,135	156,447	98,291

Total loan commitments (3)	$963,736	$908,887	$3,089,014	$2,560,879

Average Loan Balances:
Commercial:
Secured by real estate — nonresidential	$2,754,143	$2,161,216	$2,635,067	$2,315,634
Secured by real estate — multifamily	1,366,315	1,440,952	1,334,823	1,494,214
Construction	1,345,393	769,698	1,213,297	644,227
Business	1,637,890	1,095,322	1,539,942	974,554

Total commercial loans	7,103,741	5,467,188	6,723,129	5,428,629

Consumer:
Residential mortgage (one-to-four family)	477,928	558,727	465,520	593,396
Other	62,673	56,338	57,758	55,120

Total consumer loans	540,601	615,065	523,278	648,516

Total loans	$7,644,342	$6,082,253	$7,246,407	$6,077,145

(1)	Represents noninterest expense divided by the total of our net interest income before provision for loan losses and our noninterest income.

(2)	Represents dividends declared per share as a percentage of diluted earnings per share.

(3)	Excludes commitments related to loan participations.

UCBH Holdings, Inc. & Subsidiaries
Average Yields Earned/Rates Paid
(Dollars in Thousands)
(Unaudited)

	Three Months Ended September 30, 2007			Three Months Ended September 30, 2006
			Average			Average
		Interest	Yields		Interest	Yields
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Rates Paid	Balance	Expense	Rates Paid
Nontaxable equivalent basis:
Interest-earning assets
Loans (1)(2)	$7,644,342	$151,580	7.93%	$6,082,253	$114,752	7.55%
Taxable securities (3)	1,617,076	20,460	5.06	1,326,243	16,220	4.89
Nontaxable securities (3)	275,532	3,611	5.24	224,155	2,686	4.79
FHLB stock	71,995	917	5.09	53,780	1,313	9.77
Securities purchased under resale agreements	184,239	3,341	7.25	66,304	1,239	7.47
Other	193,961	2,842	5.86	134,479	1,682	5.00

Total interest-earning assets	9,987,145	182,751	7.32	7,887,214	137,892	6.99
Noninterest-earning assets	726,893	—		393,819	—

Total assets	$10,714,038	$182,751		$8,281,033	$137,892

Interest-bearing liabilities:
Deposits:
NOW, checking and money market accounts	$1,561,262	$13,640	3.49	$1,375,736	$12,055	3.51
Savings accounts	741,573	1,750	0.94	687,193	2,376	1.38
Time deposits	4,492,421	56,804	5.06	3,700,199	42,271	4.57

Total interest-bearing deposits	6,795,256	72,194	4.25	5,763,128	56,702	3.94
Securities sold under agreements to repurchase	371,556	3,631	3.91	214,130	1,908	3.56
Short-term borrowings and Federal funds purchased	257,645	3,324	5.16	123,595	1,523	4.93
Long-term borrowings	1,151,958	13,539	4.70	696,942	8,540	4.90
Subordinated debentures	334,123	6,138	7.35	150,520	3,095	8.22

Total interest-bearing liabilities	8,910,538	98,826	4.44	6,948,315	71,768	4.13
Noninterest-bearing deposits	810,440	—		558,512	—
Other noninterest-bearing liabilities	71,259	—		114,831	—
Stockholders’ equity	921,801	—		659,375	—

Total liabilities and stockholders’ equity	$10,714,038	$98,826		$8,281,033	$71,768

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,076,607	$83,925	2.88%	$938,899	$66,124	2.86%

Net interest margin (5)			3.36%			3.35%

Ratio of interest-earning assets to interest-bearing liabilities	1.12x			1.14x

Tax equivalent basis:
Total interest-earning assets (6)	$9,987,145	$184,696	7.40%	$7,887,214	$139,338	7.07%
Total interest-bearing liabilities	8,910,538	98,826	4.44	6,948,315	71,768	4.13

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,076,607	$85,870	2.96%	$938,899	$67,570	2.94%

Net interest margin (5)			3.44%			3.43%

Average cost of deposits:
Total interest-bearing deposits	$6,795,256	$72,194	4.25%	$5,763,128	$56,702	3.94%
Noninterest-bearing deposits	810,440	—		558,512	—

Total deposits	$7,605,696	$72,194	3.80%	$6,321,640	$56,702	3.59%

(1)	Nonaccrual loans are included in the table for computation purposes; however, interest for such loans is recognized on a cash basis.

(2)	Average loans include loans held for sale.

(3)	Average yield on investment securities is computed using historical cost balances; the yield information does not give effect to changes in fair value that are reflected as a component of stockholders’ equity.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average interest-earning assets.

(6)	Interest income from nontaxable securities has been adjusted to a tax equivalent basis using a statutory Federal income tax rate of 35.0%. Interest income from nontaxable investment securities calculated on a tax equivalent basis was $5.5 million and $4.1 million for the three months ended September 30, 2007 and 2006, respectively.

UCBH Holdings, Inc. and Subsidiaries
Average Yields Earned/Rates Paid
(Dollars in Thousands)
(Unaudited)

	Nine Months Ended September 30, 2007			Nine Months Ended September 30, 2006
			Average			Average
		Interest	Yields		Interest	Yields
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Rates Paid	Balance	Expense	Rates Paid
Nontaxable equivalent basis:
Interest-earning assets
Loans (1)(2)	$7,246,407	$426,495	7.85%	$6,077,145	$331,926	7.28%
Taxable securities (3)	1,708,250	64,631	5.04	1,247,969	44,895	4.80
Nontaxable securities (3)	274,657	10,212	4.96	224,898	8,062	4.78
FHLB Stock	71,281	2,714	5.08	48,765	2,308	6.31
Securities purchased under resale agreements	157,418	7,834	6.64	22,344	1,239	7.39
Other	181,524	8,526	6.26	110,620	3,920	4.72

Total interest-earning assets	9,639,537	520,412	7.20	7,731,741	392,350	6.77
Noninterest-earning assets	658,425	—		377,070	—

Total assets	$10,297,962	$520,412		$8,108,811	$392,350

Interest-bearing liabilities:
Deposits:
NOW, checking and money market accounts	$1,517,049	$38,994	3.43%	$1,297,232	$29,748	3.06%
Savings accounts	716,378	5,484	1.02	720,637	6,767	1.25
Time deposits	4,347,191	162,224	4.98	3,658,284	114,282	4.17

Total interest-bearing deposits	6,580,618	206,702	4.19	5,676,153	150,797	3.54
Securities sold under agreements to repurchase	336,902	10,312	4.08	101,831	2,829	3.70
Short-term borrowings and Federal funds purchased	314,047	12,993	5.52	246,143	8,167	4.43
Long-term borrowings	1,078,786	37,973	4.69	654,684	23,958	4.88
Subordinated debentures	281,299	15,942	7.56	149,046	8,845	7.91

Total interest-bearing liabilities	8,591,652	283,922	4.41	6,827,857	194,596	3.80
Noninterest-bearing deposits	747,186	—		533,698	—
Other noninterest-bearing liabilities	96,431	—		114,485	—
Stockholders’ equity	862,693	—		632,771	—

Total liabilities and stockholders’ equity	$10,297,962	$283,922		$8,108,811	$194,596

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,047,885	$236,490	2.79%	$903,884	$197,754	2.97%

Net interest margin (5)			3.27%			3.41%

Ratio of interest-earning assets to interest-bearing liabilities	1.12x			1.13x

Tax equivalent basis:
Total interest-earning assets (6)	$9,639,537	$525,911	7.27%	$7,731,741	$396,691	6.84%
Total interest-bearing liabilities	8,591,652	283,922	4.41	6,827,857	194,596	3.80

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,047,885	$241,989	2.86%	$903,884	$202,095	3.04%

Net interest margin (5)			3.35%			3.49%

Average cost of deposits:
Total interest-bearing deposits	$6,580,618	$206,702	4.19%	$5,676,153	$150,797	3.54%
Noninterest-bearing deposits	747,186	—		533,698	—

Total deposits	$7,327,804	$206,702	3.76%	$6,209,851	$150,797	3.24%

(1)	Nonaccrual loans are included in the table for computation purposes; however, interest for such loans is recognized on a cash basis.

(2)	Average loans include loans held for sale.

(3)	Average yield on investment securities is computed using historical cost balances; the yield information does not give effect to changes in fair value that are reflected as a component of stockholders’ equity.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average interest-earning assets.

(6)	Interest income from nontaxable securities has been adjusted to a tax equivalent basis using a statutory Federal income tax rate of 35.0%. Interest income from nontaxable investment securities calculated on a tax equivalent basis was $15.7 million and $12.4 million for the nine months ended September 30, 2007 and 2006, respectively.

UCBH Holdings, Inc. and Subsidiaries
Selected Financial Data
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	September 30,	December 31,
	2007	2006
Selected loan data:
Loans held for sale:
Commercial:
Secured by real estate — nonresidential	$187,863	$141,348
Commercial business	1,135	1,203

Total commercial loans	188,998	142,551

Consumer:
Residential mortgage (one-to-four family)	390	310

Total loans held for sale (1)	$189,388	$142,861

Loans held in portfolio:
Commercial:
Secured by real estate — nonresidential	$2,619,291	$2,341,572
Secured by real estate — multifamily	1,341,407	1,275,594
Construction	1,486,581	1,054,302
Commercial business	1,689,750	1,461,322

Total commercial loans	7,137,029	6,132,790

Consumer:
Residential mortgage (one-to-four family)	496,934	448,895
Other	64,568	53,975

Total consumer loans	561,502	502,870

Total loans held in portfolio (2)	$7,698,531	$6,635,660

Nonperforming loans	$32,525	$12,311
Other real estate owned (OREO)	4,333	2,887
Loan delinquency ratio	1.06%	0.84%
Nonperforming assets to total assets	0.33	0.15
Nonperforming loans to loans held in portfolio	0.42	0.19
Allowance for loan losses to nonperforming loans	210.73	503.73
Allowance for loan losses to loans held in portfolio	0.89	0.93
Net loan to deposit ratio	100.49	93.25

Selected deposit data:
NOW, checking and money market accounts	$2,444,064	$2,194,176
Savings accounts	988,721	942,672
Time deposits	4,348,310	4,065,997

Total deposits	$7,781,095	$7,202,845

Cost of deposits	3.65%	3.66%

Selected equity data:
Book value per share	$9.06	$7.90
United Commercial Bank and subsidiaries regulatory capital ratios:
Total risk-based capital	11.88%	10.53%
Tier 1 risk-based capital	9.72	9.67
Tier 1 leverage ratio	8.59	9.30

UCBH Holdings, Inc. and subsidiaries regulatory capital ratios:
Total risk-based capital	12.19%	10.72%
Tier 1 risk-based capital	10.03	9.86
Tier 1 leverage ratio	8.86	9.50

(1)	Includes net unamortized deferred loan fees, purchase premiums and discounts of $371,000 and $213,000 at September 30, 2007 and December 31, 2006, respectively.

(2)	Includes net unamortized deferred loan fees purchase premiums and discounts of $21.6 million and $25.8 million at September 30, 2007, and December 31, 2006, respectively.